Exhibit 99.1

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Pricing of $100 Million Public Offering of Common Stock

San Diego, August 3, 2018 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM) (“Tandem”), a medical device company and manufacturer of the only touchscreen insulin pumps available in the United States, today announced the pricing of an underwritten public offering of 3,508,770 shares of its common stock at a price to the public of $28.50 per share.  The gross proceeds to Tandem from this offering are expected to be approximately $100.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by Tandem.  In addition, Tandem has granted the underwriters a 30-day option to purchase up to 526,315 additional shares of its common stock.  All of the shares of common stock to be sold in the offering are being offered by Tandem.  The offering is expected to close on or about August 7, 2018, subject to the satisfaction of customary closing conditions.

Oppenheimer & Co. Inc. is acting as the sole book‐running manager for the offering.  Robert W. Baird & Co. Incorporated is acting as a co-manager in connection with the offering.

This offering is being made pursuant to a shelf registration statement on Form S-3 that was filed by Tandem with the Securities and Exchange Commission (SEC) and declared effective on May 9, 2018. A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering has been filed with the SEC and will form a part of the effective registration statement and a final prospectus supplement will be filed with the SEC.  When available, copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may be obtained from: Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8055 or by email at EquityProspectus@opco.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering will be made only by means of a prospectus that forms a part of the registration statement.

Exhibit 99.1

About Tandem Diabetes Care, Inc.
Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company dedicated to improving the lives of people with diabetes through relentless innovation and revolutionary customer experience.  Tandem takes an innovative, user-centric approach to the design, development and commercialization of products for people with diabetes who use insulin. Tandem manufactures and sells the t:slim X2™ Insulin Pump with Basal-IQ™ technology. The t:slim X2 Pump is capable of remote feature updates using a personal computer, and is the first insulin pump designated as compatible with integrated continuous glucose monitoring (iCGM) devices. Tandem is based in San Diego, California.

Tandem Diabetes Care is a registered trademark, and t:slim X2 and Basal-IQ are trademarks of Tandem Diabetes Care, Inc.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding the closing of the public offering, the anticipated proceeds from the offering and other statements that are not purely statements of historical fact. Such forward-looking statements are based on Tandem's current expectations and involve assumptions that may never materialize or may prove to be incorrect.  Actual results, and the timing of events, may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties regarding Tandem's ability to satisfy closing conditions related to the proposed offering. Other risks and uncertainties are identified in Tandem’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other documents that Tandem files with the Securities and Exchange Commission including the Registration Statement on Form S-3 for the offering.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless otherwise required by applicable law or the rules of the NASDAQ Stock Market, Tandem undertakes no obligation to update or revise any forward-looking statement in this press release because of new information, future events or other factors.

# # #